Designated Filer:	WPM, L.P.
Issuer & Ticker Symbol:	Fidelity National Information Services, Inc. (FIS)

Date of Event Requiring Statement: June 14, 2010

Exhibit 99.3

JOINT FILERS’ SIGNATURES

WPM GP, LLC

By: /s/ Scott A. Arenare	Date: June 16, 2010
Name: Scott A. Arenare
Title: Managing Director and Secretary

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By: Warburg Pincus IX LLC, its General Partner

By: Warburg Pincus Partners, LLC, its Sole Member,

By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare	Date: June 16, 2010
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS IX LLC

By: Warburg Pincus Partners, LLC, its Sole Member,

By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare	Date: June 16, 2010
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PARTNERS, LLC

By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare	Date: June 16, 2010
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS LLC

By: /s/ Scott A. Arenare	Date: June 16, 2010
Name: Scott A. Arenare
Title: Managing Director

WARBURG PINCUS & CO.

By: /s/ Scott A. Arenare	Date: June 16, 2010
Name: Scott A. Arenare
Title: Partner
By : /s/ Scott A. Arenare	Date: June 16, 2010
Name: Charles R. Kaye
By: Scott A. Arenare, Attorney-in-Fact*
By : /s/ Scott A. Arenare	Date: June 16, 2010
Name: Joseph P. Landy
By: Scott A. Arenare, Attorney-in-Fact**

* Power of Attorney given by Mr. Kaye was previously filed with the SEC on March 2, 2006, as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006, as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.